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                                     FOUNDED 1866

                                 April 10, 2006

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019

         Re:   LB-UBS Commercial Mortgage Trust 2006-C3
               Commercial Mortgage Pass-Through Certificates, Series 2006-C3
               -------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Structured Asset Securities Corporation
II (the "Depositor"), in connection with the following transactions
(collectively, the "Transactions"):

          (i) the creation of a common law trust (the "Trust"), the assets of which consist of a pool of commercial and multifamily mortgage loans (the
     "Mortgage Loans"), and the issuance of an aggregate $1,744,968,609
     Certificate Principal Balance of Commercial Mortgage Pass-Through
     Certificates, Series 2006-C3 (the "Certificates"), consisting of publicly offered classes designated as Class A-1, Class A-2, Class A-3, Class A-AB,
     Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
     Class E, Class F and Class X-CP (collectively, the "Publicly Offered
     Certificates"), and certain other privately offered classes of
     Certificates, pursuant to the Pooling and Servicing Agreement, dated as of
     March 13, 2006 (the "Pooling and Servicing Agreement"), between the
     Depositor as depositor, Wachovia Bank, National Association as master servicer, CWCapital Asset Management LLC as special servicer and LaSalle
     Bank National Association as trustee (the "Trustee") ;

          (ii) the transfer of the Mortgage Loans by the Depositor to the Trust,
     pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor; and

          (iii) the sale by the Depositor, and the purchase by Lehman Brothers
     Inc. ("LBI") and UBS Securities LLC ("UBS Securities") of the Publicly
     Offered Certificates pursuant to the Underwriting Agreement, dated as of
     April 3, 2006 (the "Underwriting Agreement"), between the Depositor, LBI and UBS Securities, and acknowledged, as to certain sections, by UBSREI and
     LBHI.

     In the course of our acting as special counsel to the Depositor as described above, we prepared or reviewed the Pooling and Servicing Agreement and the Underwriting Agreement (together, the "Agreements"). Capitalized terms not defined herein have the respective meanings set forth in the Pooling and
Servicing Agreement and, to the extent not defined therein, in the Underwriting
Agreement.

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     In addition, we have reviewed or been involved in the preparation of the following documents and all exhibits thereto:

          (a) the Prospectus Supplement, dated April 3, 2006 (the "Prospectus
     Supplement"), specifically relating to the Publicly Offered Certificates and the Trust;

          (b) the Prospectus, dated March 24, 2006, relating to publicly offered mortgage-backed securities, including mortgage pass-through certificates evidencing interests in trust funds established by the Depositor; and

          (c) the registration statement on Form S-3 (No. 333-129844) (the
     "Registration Statement") filed with the Securities and Exchange Commission
     (the "Commission").

     For purposes of rendering the opinions set forth below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions set forth below; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the
Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto, (ix)
the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) the compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, (xi) the absence of any other agreement that supplements or otherwise modifies the express terms of the
Agreements, and (xii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed.

     Based upon and subject to the foregoing, we are of the opinion that the
Publicly Offered Certificates have been legally and validly issued and outstanding, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used

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                                                           PAGE 2  NEW YORK

in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be used or relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                         Very truly yours,

                                         /s/ Sidley Austin LLP